EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10Q for the quarter ended September 30, 2017 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: November 14, 2017	THE CAMPBELL FUND TRUST
	By:	Campbell & Company, LP, Managing Operator

	By:	/s/ G. William Andrews
G.William Andrews
Chief Executive Officer